EXHIBIT 99.2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF SEAGATE TECHNOLOGY

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

The undersigned, whose signature appears on the reverse, hereby appoints Donald E. Kiernan, Stephen J. Luczo and William D. Watkins as proxies, each with full powers of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all common shares of Seagate Technology held of record by the undersigned on April 11, 2006 at the Extraordinary General Meeting of shareholders of Seagate Technology to be held on                         , 2006 at 10:00 a.m. Pacific Daylight Time, at [Location] and at any postponement or adjournment thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Extraordinary General Meeting and at any adjournment or postponement thereof. In the event of a vote on a show of hands on any proposal or other matter properly coming before the Extraordinary General Meeting, Stephen J. Luczo and William D. Watkins shall be entitled to vote the undersigned’s shares, as designated on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL 1 TO APPROVE THE ISSUANCE OF SEAGATE COMMON SHARES PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 20, 2005 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “MERGER AGREEMENT”) BY AND AMONG SEAGATE TECHNOLOGY, MD MERGER CORPORATION AND MAXTOR CORPORATION AND “FOR” PROPOSAL 2 TO APPROVE ADJOURNMENT OF THE EXTRAORDINARY GENERAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE EXTRAORDINARY GENERAL MEETING TO APPROVE THE ISSUANCE OF SEAGATE COMMON SHARES IN THE MERGER, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING.

Please mark, sign, date and return this proxy card in the enclosed reply envelope. In order for your proxy to be voted, your proxy must be received by mail no later than 5:00 p.m., Pacific Daylight Time, on May 16, 2006.

(Continued and to be signed and dated on the reverse side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

Votes must be indicated [ x ] in Black or Blue Ink.

1.    Proposal to approve the issuance of Seagate common shares pursuant to the Agreement and Plan of Merger, dated as of December 20, 2005 (as amended, supplemented or modified from time to time, the “Merger Agreement”) by and among Seagate Technology, MD Merger Corporation and Maxtor Corporation:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.    Proposal to approve adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the extraordinary general meeting to approve the issuance of Seagate common shares in the merger:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

If you plan to attend the Extraordinary General Meeting, please mark here [    ]

Change of Name or Address and/or Comments, mark here [ ]

The signer(s) hereby acknowledge(s) receipt of the Notice of the Extraordinary General Meeting of Shareholders and accompanying proxy statement.

Date: , 2006
Signature
Signature

Sign exactly as your name appears hereon. (If shares are held in joint names, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer. If a partnership, a partner should sign in partnership name.) Please sign, date and return promptly.